Exhibit 99.1

Adaptimmune Reports Third Quarter 2019 Financial Results and Business Update

- Clinical responses with ADP-A2M4 in 7 out of 12 patients with synovial sarcoma, and clinical benefit in 11 out of 12 patients -

- ADP-A2M4 granted Orphan Drug Designation for treatment of soft tissue sarcomas -

- Enrolling across SPEARHEAD-1 and SURPASS trials at multiple sites -

- Progress towards commercializing ADP-A2M4 for patients with synovial sarcoma in 2022 -

- Progressed to third cohort in ADP-A2AFP trial in liver cancer -

- Michael Garone appointed as Interim Chief Financial Officer -

- Financial guidance confirmed: funded through Q3 2020 -

- Conference call to be held today at 8:00 a.m. EST (1:00 p.m. GMT) -

PHILADELPHIA, PA., and OXFORDSHIRE, U.K., November 6, 2019 (GLOBE NEWSWIRE) -- Adaptimmune Therapeutics plc (Nasdaq:ADAP), a leader in T-cell therapy to treat cancer, today reported financial results and business highlights from Q3 2019.

“The sarcoma community has been very supportive following the ESMO presentation in which we showed a clear benefit for ADP-A2M4. This increases our confidence that we can accelerate enrollment in SPEARHEAD-1 as we progress toward commercialization in 2022,” said Adrian Rawcliffe, Adaptimmune’s Chief Executive Officer. “We continue to see evidence of antitumor activity with our SPEAR T-cells across other indications. We are executing with our ADP-A2AFP trial, now dosing in Cohort 3, as well as our next-gen SURPASS trial, and we plan on updating data throughout 2020. We continue to prioritize resources to enable us to deliver data from our ongoing trials.”

COMMERCIAL READINESSS FOR ADP-A2M4 IN SARCOMA WITH AIM TO LAUNCH IN 2022

•	Data presented at ESMO 2019 demonstrating a clear benefit of ADP-A2M4 for patients with synovial sarcoma showing:

o	Overall response rate of 58% with 7 out of 12 evaluable patients with clinical responses

o	Disease control rate (best overall responses of partial response or stable disease) of 92% with 11 out of 12 evaluable patients showing clinical benefit

o	These data will be updated at CTOS on November 16th

•	Enrolling patients in SPEARHEAD-1 (Phase 2 trial in synovial sarcoma and myxoid/ round cell liposarcoma) across several leading clinical trial centers

•	US FDA granted Orphan Drug Designation to SPEAR T-cells targeting MAGE-A4 (the ADP-A2M4 program) for the treatment of soft tissue sarcomas

•	Produced first in-house GMP viral vector batch, augmenting the Company’s external supply with internal manufacturing capabilities

FOCUSED ON EXECUTION IN OTHER CLINICAL TRIALS

•	Dosing in the SURPASS trial with ADP-A2M4CD8 – the first next-generation trial at several clinical trial centers with data updates anticipated in 1H 2020

o	Preclinical data show that these next-generation SPEAR T-cells may improve long term T-cell function as well as antitumor activity

•	Enrolling in Cohort 3 in the ADP-A2AFP trial in liver cancer at target doses of 5 billion SPEAR T-cells (range 1.2 to 6 billion), after Safety Review Committee endorsed dose escalation

•	Continuing enrollment in the radiation sub-study of the Phase 1 ADP-A2M4 trial

•	Based on emerging translational data to be presented at SITC on November 8th, will initiate a clinical trial combining ADP-A2M4 with a PD-1 pathway inhibitor in 2020

Preclinical progress

•	Continued progress with stem-cell derived allogeneic program, which is applicable to all T-cells (including both CAR-T and TCR T-cells) with data updates next year

•	Initiated collaboration with Noile-Immune to develop further next-generation products

Other corporate news

•	Michael Garone appointed as Interim Chief Financial Officer

•	The Company is recruiting for a permanent Chief Medical Officer and Chief Financial Officer

Financial Results for the three-month period ended September 30, 2019

•	Cash / liquidity position: As of September 30, 2019, Adaptimmune had cash and cash equivalents of $39.4 million and Total Liquidity[1] of $102.9 million. The Company also received $15.8 million for UK R&D Tax Credits in October 2019.

•	Revenue: Revenue for the three and nine months ended September 30, 2019 was $0.2 million and $0.4 million respectively, compared to $40.8 million and $58.0 million for the same periods in 2018. The revenue in the three and nine months ended 2019 is due to the commencement of development under the third target nominated by GSK under the Collaboration and License Agreement, whereas the development and license revenue for the same periods in 2018 was recognized due to the performance under the NY-ESO transition program and the PRAME development plan, which were completed in 2018.

•	Research and development (R&D) expenses: R&D expenses for the three and nine months ended September 30, 2019 were $29.6 million and $77.1 million, respectively, compared to $23.5 million and $75.5 million for the same periods of 2018. The three and nine month periods ended September 30, 2019 include the impact of recognized purchase commitments for clinical materials of $5.0 million, and in process research and development payments relating to the collaboration agreements with Alpine Immune Sciences, Inc of $2.0 million in May 2019 and Noile-Immune Biotech, Inc of $2.5 million in August 2019. These increases were partially offset by a decrease in share-based compensation expense due to option forfeitures in both periods, an increase in reimbursements for research and development tax and expenditure credits in both periods, and, during the nine months ended September 30, 2019, a reduction in expenditure associated with the NY-ESO program, which was transferred to GSK on July 23, 2018.

•	General and administrative (G&A) expenses: G&A expenses for the three and nine months ended September 30, 2019 were $10.7 million and $32.7 million respectively, compared to $10.3 million and $32.8 million for the same periods of 2018.

•	Other income (expense), net: Other income (expense), net for the three and nine months ended September 30, 2019 was income of $0.3 million and an expense of $0.6 million respectively, compared to expenses of $2.2 million and $10.5 million for the same periods of 2018. Other income (expense), net primarily comprises unrealized foreign exchange losses, which fluctuate depending on exchange rate movements and the amount of foreign currency assets and liabilities. Management determined that, effective from July 1, 2019, an intercompany loan was of a long-term investment nature and therefore, from that date, foreign exchange differences on this intercompany loan have subsequently been reported within other comprehensive income (loss).

•	Net (loss) income: Net (loss) income attributable to holders of the Company’s ordinary shares for the three and nine month periods ended September 30, 2019 was losses of $39.3 million and $107.8 million respectively, and $(0.06) and $(0.17) per ordinary share respectively, compared to income of $5.2 million and a loss of $59.3 million respectively, and $0.01 and $(0.10) per ordinary share respectively in the same periods of 2018.

1 Total liquidity is a non-GAAP financial measure, which is explained and reconciled to the most directly comparable financial measures prepared in accordance with GAAP below.

Financial guidance

The Company believes that its existing cash, cash equivalents and marketable securities will fund the Company’s current operations through the third quarter of 2020. As further detailed in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2019, to be filed with the Securities and Exchange Commission following this earnings release, the Company has evaluated whether there are conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued. The Company concluded that there are factors that raise substantial doubt about its ability to continue as a going concern for at least one year from the issuance of the September 30, 2019 quarterly condensed consolidated financial statements. In the immediate future, the Company plans to continue to prioritize and review ongoing clinical development projects and costs with the aim of focusing operations on the ADP-A2M4 SPEARHEAD-1, ADP-A2M4CD8 SURPASS, and ADP-A2AFP trials. The Company believes that a combination of targeted clinical progress together with accessing additional capital and/or cost reductions will enable the Company to continue as a going concern for the next twelve months. The Company’s financial results are presented as though it would continue as a going concern.

Conference Call and Webcast Information
The Company will host a live teleconference at 8:00 a.m. EST (1:00 p.m. GMT) today, November 6, 2019. The live webcast of the conference call will be available in the investor section of Adaptimmune’s corporate website at www.adaptimmune.com. An archive will be available after the call at the same address. To participate in the live conference call, please dial (833) 652-5917 (U.S. or Canada) or +1 (430) 775-1624 (International). After placing the call, please ask to be joined into the Adaptimmune conference call and provide the confirmation code (3997944).

About Adaptimmune

Adaptimmune is a clinical-stage biopharmaceutical company focused on the development of novel cancer immunotherapy products for cancer patients. The Company’s unique SPEAR (Specific Peptide Enhanced Affinity Receptor) T-cell platform enables the engineering of T-cells to target and destroy cancer across multiple solid tumors. For more information, please visit http://www.adaptimmune.com.

Forward-looking statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These forward-looking statements involve certain risks and uncertainties. Such risks and uncertainties could cause our actual results to differ materially from those indicated by such forward-looking statements, and include, without limitation: the success, cost and timing of our product development activities and clinical trials and our ability to successfully advance our TCR therapeutic candidates through the regulatory and commercialization processes. For a further description of the risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, as well as risks relating to our business in general, we refer you to our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on August 1, 2019 and our other SEC filings. The forward-looking statements contained in this press release speak only as of the date the statements were made and we do not undertake any obligation to update such forward-looking statements to reflect subsequent events or circumstances.

Total Liquidity (a non-GAAP financial measure)

Total Liquidity (a non-GAAP financial measure) is the total of cash and cash equivalents and marketable securities. Each of these components appears in the consolidated balance sheet. The U.S. GAAP financial measure most directly comparable to Total Liquidity is cash and cash equivalents as reported in the consolidated financial statements, which reconciles to Total Liquidity as follows (in thousands):

	September 30,	December 31,
	2019	2018
Cash and cash equivalents	$39,409	$68,379
Marketable securities	63,451	136,755
Total Liquidity	$102,860	$205,134

The Company believes that the presentation of Total Liquidity provides useful information to investors because management reviews Total Liquidity as part of its management of overall liquidity, financial flexibility, capital structure and leverage.

Condensed Consolidated Statement of Operations

(unaudited, in thousands, except per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2019	2018	2019	2018
Development revenue	237	1,678	394	18,912
License revenue	—	39,114	—	39,114
Total revenue	$237	$40,792	$394	$58,026
Operating expenses
Research and development (including losses accrued on firm purchase commitments of $5,000, $-, $5,000 and $-)	(29,617)	(23,484)	(77,147)	(75,500)
General and administrative	(10,741)	(10,290)	(32,662)	(32,785)
Total operating expenses	(40,358)	(33,774)	(109,809)	(108,285)
Operating (loss) income	(40,121)	7,018	(109,415)	(50,259)
Interest income	615	606	2,324	1,805
Other income (expense), net	291	(2,249)	(556)	(10,525)
(Loss) income before income taxes	(39,215)	5,375	(107,647)	(58,979)
Income taxes	(87)	(133)	(154)	(362)
Net (loss) income attributable to ordinary shareholders	$(39,302)	$5,242	$(107,801)	$(59,341)

Net (loss) income per ordinary share - Basic and diluted
Basic	$(0.06)	$0.01	$(0.17)	$(0.10)
Diluted	(0.06)	0.01	(0.17)	(0.10)

Weighted average shares outstanding:
Basic	630,866,800	582,004,954	629,403,293	573,796,275
Diluted	630,866,800	621,764,201	629,403,293	573,796,275

Condensed Consolidated Balance Sheets

(unaudited, in thousands, except share data)

	September 30,	December 31,
	2019	2018
Assets
Current assets
Cash and cash equivalents	$39,409	$68,379
Marketable securities - available-for-sale debt securities	63,451	136,755
Accounts receivable, net of allowance for doubtful accounts of $0 and $0	—	192
Other current assets and prepaid expenses (including current portion of clinical materials)	44,110	25,769
Total current assets	146,970	231,095

Restricted cash	4,318	4,097
Clinical materials	2,485	3,953
Operating lease right-of-use assets, net of accumulated amortization	20,563	—
Property, plant and equipment, net of accumulated depreciation of $20,818 (2018: $15,924)	31,641	36,118
Intangibles, net of accumulated amortization	2,274	1,473
Total assets	$208,251	$276,736

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	5,535	4,083
Operating lease liabilities, current	2,337	—
Accrued expenses and other accrued liabilities	26,846	20,354
Deferred revenue	2,683	—
Total current liabilities	37,401	24,437

Operating lease liabilities, non-current	22,599	—
Other liabilities, non-current	568	5,414
Total liabilities	60,568	29,851

Stockholders’ equity
Common stock - Ordinary shares par value £0.001, 785,857,300 authorized and 630,952,736 issued and outstanding (2018: 701,103,126 authorized and 627,454,270 issued and outstanding)	943	939
Additional paid in capital	583,065	574,208
Accumulated other comprehensive loss	(10,025)	(9,763)
Accumulated deficit	(426,300)	(318,499)
Total stockholders' equity	147,683	246,885

Total liabilities and stockholders’ equity	$208,251	$276,736

Condensed Consolidated Cash Flow Statement

(unaudited, in thousands)

	Nine months ended
	September 30,
	2019	2018
Cash flows from operating activities
Net loss	$(107,801)	$(59,341)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	5,406	5,248
Amortization	511	464
Share-based compensation expense	8,495	12,453
Realized (gain) loss on available-for-sale debt securities	(13)	2,473
Unrealized foreign exchange losses	522	4,921
Other	(195)	262
Changes in operating assets and liabilities:
Increase in receivables and other operating assets	(20,075)	(4,140)
Decrease in non-current operating assets	1,468	490
Increase (decrease) in payables and deferred revenue	11,703	(35,533)
Net cash used in operating activities	(99,979)	(72,703)

Cash flows from investing activities
Acquisition of property, plant and equipment	(1,425)	(3,823)
Acquisition of intangibles	(1,036)	(666)
Maturity or redemption of marketable securities	92,803	114,988
Investment in marketable securities	(19,080)	(75,545)
Net cash provided by investing activities	71,262	34,954

Cash flows from financing activities
Proceeds from issuance of common stock, net of issuance costs of $0 and $347	—	99,653
Proceeds from exercise of stock options	366	2,933
Net cash provided by financing activities	366	102,586

Effect of currency exchange rate changes on cash, cash equivalents and restricted cash	(398)	4,111
Net (decrease) increase in cash and cash equivalents	(28,749)	68,948
Cash, cash equivalents and restricted cash at start of period	72,476	88,296
Cash, cash equivalents and restricted cash at end of period	$43,727	$157,244

Adaptimmune Contacts:

Media Relations:

Sébastien Desprez — VP, Communications and Investor Relations

T: +44 1235 430 583

M: +44 7718 453 176

Sebastien.Desprez@adaptimmune.com

Investor Relations:

Juli P. Miller, Ph.D. — Senior Director, Investor Relations

T: +1 215 825 9310

M: +1 215 460 8920

Juli.Miller@adaptimmune.com